EXHIBIT 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement No. 33-11021 on Form S-3 dated December 22, 1986, in Registration Statement No. 33-28010 on Form S-3 dated April 7, 1989, in Registration Statement No. 33-31747 on Form S-8 dated October 30, 1989, in Registration Statement No. 33-69206 on Form S-8 dated May 18, 1993 of Knight-Ridder, Inc., and in the related Prospectuses, of our report dated February 1, 1996, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended December 31, 1995.





                                                              Ernst & Young LLP

Miami, Florida
March 19, 1996


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